Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors and Stockholders of
  AMC Entertainment Inc.
Kansas City, Missouri

     We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 7, 1999 relating to the financial statements which appear in AMC Entertainment Inc.'s Annual Report on Form 10-K for the year ended April 1, 1999.



/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
December 10, 1999